Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  February 26, 2012

Spine Pain Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2010 we entered into an employment agreement with John A. Talamas, our Chief Operating Officer. The agreement provides that we will transfer to Mr. Talamas 500,000 restricted shares of common stock if Mr. Talamas is employed by us under his employment agreement on June 30 of the calendar year in which we achieve an annual fully diluted earning per share of at least $0.01 as reflected in the audited financial statements filed with an annual report on Form 10-K filed with the SEC. After discussions with management, on February 26, 2012 Mr. Talamas confirmed in writing that he was waiving his right to receive these 500,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: February 27, 2012	Chief Executive Officer

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